Exhibit 99.1

XL House
8 St. Stephen's Green
Phone + 353 (0)1 400 5500
Fax + 353 (0)1 405 2033
xlgroup.com

Press Release

Contact:     David Radulski                Carol Parker Trott
Investor Relations            Media Relations
(203) 964-3470                (441) 294-7290

XL Group plc Announces Completion of Catlin Group Limited Acquisition

Creates a New Leader in the Global Specialty Insurance and Reinsurance Markets

Dublin, Ireland - May 1, 2015 - XL Group plc (“XL” or the “Company”) (NYSE: XL) announced today that it has completed the acquisition of Catlin Group Limited (“Catlin”) (LSE: CGL) following the parties’ previously announced entry into an agreement on January 9, 2015 to acquire all of the capital stock of Catlin to form a combined business. The closing of the transaction follows the receipt of all necessary regulatory approvals, Catlin shareholder approval, and sanctioning of the scheme of arrangement by the Supreme Court of Bermuda.

Commenting on the announcement, XL CEO Mike McGavick said: “After nearly two years of discussions, and several months of intense planning, we are extremely pleased to officially be one company. Starting today, we are a larger, stronger, more capable firm, with a leading presence in the global specialty insurance and reinsurance markets. Most importantly, with our combined talent and expertise we are now in an incredible position to better assist clients in solving the world’s most complex risks.”

Starting Monday, May 4 the combined company will be marketed as XL Catlin and a global advertising campaign and new public website will be launched in time with the market introduction of the new XL Catlin name and brand on May 5, 2015. The name of the parent company will remain XL Group plc.

As previously announced, Mike McGavick will continue as CEO, and Stephen Catlin, founder and CEO of Catlin Group Limited, has joined XL as Executive Deputy Chairman, also serving on the Company’s Board of Directors.

Mr. Catlin added: “After 30 years as CEO of Catlin, I’m excited to be taking this next step with XL. Without doubt, today is an exciting day for our new company, XL Catlin. With greater scale, capacity and an expanded platform of products and services, we look forward to creating increased value for our shareholders, clients, brokers, employees and partners.”

Other previously announced senior leadership roles include the following business leaders: Greg Hendrick, previously Chief Executive of Insurance Operations at XL, is now Chief Executive of Reinsurance. Paul Brand, formerly Chief Underwriting Officer of Catlin, is Chief Underwriting Officer for Insurance and serves as Chair of the Insurance Leadership Team. And Kelly Lyles, previously XL’s head of Professional Lines is now Chief Regional Officer, Insurance and Deputy Chair of the Insurance Leadership Team.

About XL Group plc

XL Group plc (NYSE:XL), through its subsidiaries, is a global insurance and reinsurance company providing property, casualty and specialty products to industrial, commercial and professional firms, insurance companies and other enterprises throughout the world. XL is the company clients look to for answers to their most complex risks and to help move their world forward. To learn more, visit www.xlgroup.com. Neither the contents of XL’s website, nor the contents of any other website accessible from hyperlinks on such website, is incorporated herein or forms part of this document.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about XL’s beliefs, plans or expectations, are forward-looking statements. These statements are based on current plans, estimates and expectations, all of which involve risk and uncertainty. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “may,” “look” or similar statements of a future or forward-looking nature identify forward-looking statements. Factors that could cause actual results to differ from those predicted are set forth under “Risk Factors” or “Cautionary Note Regarding Forward-Looking Statements” in XL’s Annual Report on Form 10-K for the year ended December 31, 2014 and our other documents on file with the SEC. XL undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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